Exhibit 99.2

                                 CERTIFICATION



     The undersigned officer of NYMAGIC, INC., certifies that the accompanying Annual Report on Form 10-K fully complies with the applicable reporting requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of NYMAGIC, INC.


                                   /s/ Thomas J. Iacopelli
March 28, 2003                     -----------------------------------
                                       Thomas J. Iacopelli
                                       Chief Financial Officer